Exhibit 21-A


                        OTTER TAIL POWER COMPANY

                     Subsidiaries of the Registrant
                              March 1, 1995


Company                                  State of Incorporation

Minnesota Dakota Generating Company               Minnesota
Otter Tail Realty Company                         Minnesota
Otter Tail Management Corporation*                Minnesota
ORD Corporation*                                  Minnesota
Quadrant Co.                                      Minnesota
North Central Utilities, Inc.                     Minnesota
Midwest Information Systems, Inc.                 Minnesota
Midwest Telephone Co.                             Minnesota
Osakis Telephone Company                          Minnesota
Data Video Systems, Inc.                          Minnesota
MIS Investments, Inc.                             Minnesota
Mid-States Development, Inc.                      Minnesota
Glendale Machining, Inc.                          Minnesota
Precision Machine of North Dakota, Inc.           North Dakota
Dakota Machine Tool, Inc.                         North Dakota
Aerial Contractors, Inc.                          North Dakota
Moorhead Electric, Inc.                           Minnesota
KFGO, Inc.                                        North Dakota
Western Minnesota Broadcasting Company            Minnesota
Imaging Plus, Inc.                                North Dakota
Mobile Imaging, Inc.                              North Dakota
Diagnostic Medical Systems, Inc.                  North Dakota
DMS Leasing Corporation                           North Dakota
Medical Operators and Management Corp.            North Dakota
BTD Manufacturing, Inc.                           Minnesota




*Inactive